                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           American Express                 American Express Receivables
           ----------------                 ----------------------------
            Centurion Bank                   Financing Corporation
            --------------                   ---------------------

             (Exact name of registrants as specified in its charter)

                 United States                     United States
            -----------------------           -----------------------
            (State of incorporation           (State of incorporation
               or organization)                  or organization)

                  13-3256118                        13-3632012
              -------------------               -------------------
                 (IRS Employer                     (IRS Employer
              Identification No.)               Identification No.)

            6985 Union Park Center            World Financial Center
                 Midvale, Utah                   200 Vesey Street
            ----------------------              New York, New York
             (Address of principal            ----------------------
              executive offices)               (Address of principal
                                                executive offices)
                     19801
                  ----------                           10285
                  (Zip Code)                        ----------
                                                    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                        American Express Master Trust

                   5.90% Class A Accounts Receivable Trust
                         Certificates, Series 1998-1

--------------------------------------------------------------------------------
                                (Title of Class)

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     The description of the 5.90% Class A Accounts Receivable Trust Certificates, Series 1998-1 appears under the captions entitled:
     "Prospectus Summary"; "Risk Factors"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Federal Income Tax Consequences"; and "ERISA Considerations" in the Prospectus, dated May 20, 1998, and "Prospectus Summary" and "Maturity and Principal Payment Considerations" in the Prospectus Supplement, dated May 20, 1998
     (the Prospectus and the Prospectus Supplement are attached hereto as Exhibit 4.3).

Item 2. Exhibits.

     Exhibit 4.1 -- Amended and Restated Master Pooling and Servicing
                    Agreement, dated as of May 1, 1998.


     Exhibit 4.2 -- Form of Series Supplement to the Amended and Restated
                    Master Pooling and Servicing Agreement, (incorporated by reference to Registration Statement No. 33-8484, filed on October 6, 1994).

     Exhibit 4.3 -- Prospectus dated May 20, 1998 and Prospectus Supplement, dated May 20, 1998 (incorporated by reference to the Prospectus and Prospectus Supplement, dated May 20, 1998, as filed by American Express Master Trust with the Securities and Exchange Commission on May 21, 1998 pursuant to Rule 424(b)(5)).

     Exhibit 5.1 -- Form of specimen of certificate representing the 5.90% Class A Accounts Receivable Trust Certificates, Series
    1998-1.
                                        2

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Form 8-A to be signed on their behalf by the undersigned, thereunto duly authorized.

                                             AMERICAN EXPRESS
                                             CENTURION BANK

                                             By: /s/ Robert D. Kraus
                                                --------------------------------
                                             Name:  Robert D. Kraus
                                             Title: Assistant Secretary

                                             AMERICAN EXPRESS RECEIVABLES
                                             FINANCING CORPORATION

                                             By: /s/ Leslie R. Scharfstein
                                                --------------------------------
                                             Name:  Leslie R. Scharfstein
                                             Title: Vice President

Date:  May 27, 1998


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                                INDEX TO EXHIBITS

Exhibit
 Number                                    Exhibit
 ------                                    -------


Exhibit 4.1  --            Amended and Restated Pooling and Servicing
                           Agreement, dated as of May 1, 1998.

Exhibit 4.2  --            Form of Series Supplement to the Amended and Restated
                           Pooling and Servicing Agreement, dated as of May 1,
                           1998 (incorporated by reference to Registration
                           Statement No. 33-8484, filed on October 6, 1994).

Exhibit 4.3  --            Prospectus dated May 20, 1998 and Prospectus
                           Supplement, dated May 20, 1998 (incorporated by reference to the Prospectus and Prospectus
                           Supplement, dated May 20, 1998, as filed by American Express Master Trust with the Securities and Exchange Commission on May 21, 1998 pursuant to
                           Rule 424(b)(5)).

Exhibit 5.1  --            Form of specimen of certificate representing
                           the 5.90% Class A Accounts Receivable Trust
                           Certificates, Series 1998-1.


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